Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2023 EPS OF ($0.38) PER SHARE;
AND FFO OF $1.27 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.38 per share for the third quarter of 2023 as compared to net income of $0.11 per share for the same period in 2022.
•Reported funds from operations, or FFO, of $1.27 per share for the third quarter of 2023 as compared to $1.66 per share for the same period in 2022.
•Signed 50 Manhattan office leases covering 355,831 square feet in the third quarter of 2023 and 134 Manhattan office leases covering 1,271,262 square feet for the first nine months of 2023. The mark-to-market on signed Manhattan office leases was 3.8% lower for the third quarter and 0.4% lower for the first nine months of 2023 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 10.4% for the third quarter of 2023 and 6.4% for the first nine months of 2023 as compared to the same period in 2022, excluding lease termination income.
•Manhattan same-store office occupancy increased to 89.9% as of September 30, 2023 inclusive of leases signed but not yet commenced.
Investing Highlights
•Together with our joint venture partners, entered into an agreement to sell the equity interests in the condominium units at 21 East 66th Street for total consideration of $40.6 million. The sale is anticipated to close in the fourth quarter of 2023, subject to customary closing conditions.
•Received a Temporary Certificate of Occupancy ("TCO") for the 1.4 million square foot office tower at One Madison Avenue, which was completed three months ahead of schedule and significantly under budget. The Company received $577.4 million in cash, representing the final equity payment from its joint venture partners, which was triggered by the milestone.
•Following a UCC foreclosure, our previous mezzanine debt investments in the fee interest at 625 Madison Avenue were converted to a 90.43% ownership interest. The fee interest is subject to a $223.0 million mortgage, which matures in December 2026 and bears interest at a fixed rate of 6.05%.

Financing Highlights
•Together with our joint venture partner, closed on a 15-month extension of the $50.0 million mortgage at 719 Seventh Avenue to December 2024 with no change to the interest rate of 1.31% over Term SOFR.
•Together with our joint venture partner, closed on an 18-month extension of the $65.6 million mortgage at 115 Spring Street to March 2025. The modification also converted the floating rate of 3.40% over Term SOFR to a fixed rate of 5.50% for the term of the extension.
•To date in 2023, the Company has executed total debt refinancings, extensions or modifications of $3.2 billion and has reduced combined debt by $1.0 billion.
Earnings Guidance
•The Company is revising its 2023 earnings guidance ranges for the year ending December 31, 2023 to FFO per share of $5.05 to $5.35, and net loss per share of ($7.69) to ($7.39) to reflect $0.10 per share of severance expense and $0.17 per share of accelerated stock based compensation expense that will be recognized during the fourth quarter of 2023 related to the non-renewal of President Andrew Mathias's employment agreement.
NEW YORK, October 18, 2023 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net loss attributable to common stockholders for the quarter ended September 30, 2023 of $24.0 million, or $0.38 per share, as compared to net income of $7.4 million, or $0.11 per share, for the same quarter in 2022.
The Company also reported a net loss attributable to common stockholders for the nine months ended September 30, 2023 of $423.9 million, or $6.63 per share, as compared to net loss of $28.7 million, or $0.47 per share, for the same period in 2022. Net loss attributable to common stockholders for the nine months ended September 30, 2023 included $340.4 million, or $4.94 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments and was net of $197.8 million, or $2.87 per share, of depreciation and amortization. Net loss for the nine months ended September 30, 2022 included $68.6 million, or $0.99 per share, of net losses recognized from the sale of real estate interests and non-cash fair value adjustments and was net of $142.4 million, or $2.06 per share, of depreciation and amortization.
The Company reported FFO for the quarter ended September 30, 2023 of $87.7 million, or $1.27 per share, as compared to FFO for the same period in 2022 of $114.2 million, or $1.66 per share.

The Company also reported FFO for the nine months ended September 30, 2023 of $291.6 million, or $4.23 per share, as compared to FFO for the same period in 2022 of $358.8 million, or $5.18 per share. As previously reported, FFO for the nine months ended September 30, 2023 is net of $6.9 million, or $0.10 per share, of reserves on one debt and preferred equity investment and includes $4.7 million, or $0.07 per share, of fee income related to the interest sale of 245 Park Avenue. It is also net of $20.3 million, or $0.29 per share, representing the Company's net share of holdover rent, interest and reimbursement of attorneys' fees collected by the joint venture that owns 2 Herald Square from a former tenant, Victoria's Secret Stores LLC, and its guarantor, L Brands Inc., following the completion of legal proceedings against the tenant and guarantor.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 12.1% for the third quarter of 2023, or 10.4% excluding lease termination income, as compared to the same period in 2022.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 5.2% for the nine months ended September 30, 2023, or 6.4% excluding lease termination income, as compared to the same period in 2022.
During the third quarter of 2023, the Company signed 50 office leases in its Manhattan office portfolio totaling 355,831 square feet. The average rent on the Manhattan office leases signed in the third quarter of 2023, excluding leases signed at One Vanderbilt, was $88.53 per rentable square foot with an average lease term of 6.3 years and average tenant concessions of 5.8 months of free rent with a tenant improvement allowance of $63.64 per rentable square foot. Thirty-five leases comprising 246,263 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $87.35 per rentable square foot, representing a 3.8% decrease over the previous fully escalated rents on the same office spaces.
During the nine months ended September 30, 2023, the Company signed 134 office leases in its Manhattan office portfolio totaling 1,271,262 square feet. The average rent on the Manhattan office leases signed in 2023, excluding leases signed at One Vanderbilt and One Madison, was $79.98 per rentable square foot with an average lease term of 7.0 years and average tenant concessions of 6.6 months of free rent with a tenant improvement allowance of $61.64 per rentable square foot. Eighty leases comprising 923,196 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $80.84 per rentable square foot, representing a 0.4% decrease over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 89.9% as of September 30, 2023, inclusive of 119,409 square feet of leases signed but not yet commenced, as compared to 89.8% at the end of the previous quarter.

Significant leasing activity in the third quarter includes:
•Expansion lease with Ares Management LLC for 36,316 square feet at 245 Park Avenue;
•Early renewal of 13,284 square feet and expansion by 18,629 square feet with TigerRisk Partners LLC at 1350 Avenue of the Americas;
•Early renewal of 13,884 square feet and expansion by 13,180 square feet with 101 Development Group LLC and Aurora Health Network, LLC at 885 Third Avenue;
•New lease with a New York based principal investment firm for 24,963 square feet at 450 Park Avenue;
•Early renewal with TAG Associates LLC for 22,437 square feet at 810 Seventh Avenue;
•Early renewal with Tishman Realty Partners, LLC for 20,626 square feet at 100 Park Avenue;
•Early renewal with Trian Fund Management, LP for 20,126 square feet at 280 Park Avenue; and
•New lease with Affiliates Risk Management Services for 11,300 square feet at 800 Third Avenue.
Investment Activity
In October, together with our joint venture partners, entered into an agreement to sell the equity interests in the condominium units at 21 East 66th Street for total consideration of $40.6 million. The sale is anticipated to close in the fourth quarter of 2023, subject to customary closing conditions.
In September, following a UCC foreclosure, the Company converted its previous mezzanine debt investments in the fee interest at 625 Madison Avenue to a 90.43% ownership interest. The fee interest is subject to a $223.0 million third-party mortgage, which matures in December 2026 and bears interest at a fixed rate of 6.05%.
In September, the 1.4 million square foot office tower at One Madison Avenue secured its TCO, marking completion of the development three months ahead of schedule and significantly under budget. The milestone triggered cash payments to the Company totaling $577.4 million, representing the final equity payment from its joint venture partners. The cash was used to repay unsecured corporate debt.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $334.3 million at September 30, 2023, the lowest balance since the third quarter of 2004. The portfolio had a weighted average current yield of 8.2%, or 10.0% excluding the effect of a $50.0 million investment that is on non-accrual. During the third quarter, the Company did not originate or acquire any new investments.
In October, the Company closed on a $20.0 million upsize and three-year extension of an existing $39.1 million debt and preferred equity investment that was scheduled to mature in October 2023.

Financing Activity
In September, together with our joint venture partner, closed on a 15-month extension of the $50.0 million mortgage at 719 Seventh Avenue to December 2024 with no change to the interest rate of 1.31% over Term SOFR.
In August, together with our joint venture partner, closed on an 18-month extension of the $65.6 million mortgage at 115 Spring Street to March 2025. The modification also converted the floating rate of 3.40% over Term SOFR to a fixed rate of 5.50% for the term of the extension.
To date in 2023, the Company has executed total debt refinancings, extensions or modifications of $3.2 billion and has reduced combined debt by $1.0 billion.
Earnings Guidance
The Company is revising its earnings guidance ranges for the year ending December 31, 2023 to FFO per share of $5.05 to $5.35, and net loss per share of ($7.69) to ($7.39), as compared to the previous guidance ranges of FFO per share of $5.30 to $5.60 and net loss per share of ($1.27) to ($0.97) to reflect $0.10 per share of severance expense and $0.17 per share of accelerated stock based compensation expense that will be recognized in G&A during the fourth quarter of 2023 related to the non-renewal of President Andrew Mathias's employment agreement.
Dividends
In the third quarter of 2023, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.2708 per share, which were paid in cash on August 15, September 15, and October 16, 2023, equating to an annualized dividend of $3.25 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period July 15, 2023 through and including October 14, 2023, which was paid in cash on October 16, 2023 and is the equivalent of an annualized dividend of $1.625 per share.
Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Monday, December 4, 2023 beginning at 9:00 AM ET. The event will be held in-person, by invitation only. The presentation will be available online via audio webcast, in listen only mode, and the accompanying presentation materials can be accessed in the Investors section of the SL Green Realty Corp. website at www.slgreen.com on the day of the conference. An audio replay of the presentation will be available in the Investors section of the SL Green Realty Corp. website following the conference.
For more information about the event, please email SLG2023@slgreen.com.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 19, 2023, at 2:00 pm ET to discuss the financial results.

Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BIfd901834346948528ab14521fa32c598.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2023, SL Green held interests in 59 buildings totaling 32.5 million square feet. This included ownership interests in 28.8 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues:	2023	2022	2023	2022

Rental revenue, net	$131,524	$142,962	$471,767	$415,932
Escalation and reimbursement	19,467	19,990	60,211	58,283
Investment income	9,689	29,513	27,849	69,808
Other income	12,540	19,991	58,038	57,842
Total revenues	173,220	212,456	617,865	601,865
Expenses:
Operating expenses, including related party expenses of $2 and $3 in 2023 and $0 and $5,695 in 2022	49,585	45,011	148,606	127,151
Operating lease rent	7,253	7,388	20,209	20,429
Real estate taxes	31,195	35,111	112,463	96,677
Interest expense, net of interest income	27,440	21,824	109,714	51,854
Amortization of deferred financing costs	2,152	2,043	6,327	5,908
Depreciation and amortization	50,212	48,462	197,844	142,359
Loan loss and other investment reserves, net of recoveries	—	—	6,890	—
Transaction related costs	166	292	1,083	321
Marketing, general and administrative	22,873	21,276	69,132	69,574
Total expenses	190,876	181,407	672,268	514,273

Equity in net loss from unconsolidated joint ventures	(15,126)	(21,997)	(44,470)	(31,262)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	—	(79)	(131)
Purchase price and other fair value adjustment	10,183	(1,117)	(6,987)	(7,348)
Gain (loss) on sale of real estate, net	516	4,276	(27,813)	(61,104)
Depreciable real estate reserves	389	—	(305,527)	—
Net (loss) income	(21,694)	12,211	(439,279)	(12,253)
Net loss (income) attributable to noncontrolling interests in the Operating Partnership	1,574	(491)	27,493	1,831
Net loss (income) attributable to noncontrolling interests in other partnerships	1,794	993	4,459	(2,269)
Preferred unit distributions	(1,903)	(1,598)	(5,352)	(4,844)
Net (loss) income attributable to SL Green	(20,229)	11,115	(412,679)	(17,535)
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net (loss) income attributable to SL Green common stockholders	$(23,967)	$7,377	$(423,892)	$(28,748)
Earnings Per Share (EPS)
Net (loss) income per share (Basic)	$(0.38)	$0.11	$(6.63)	$(0.47)
Net (loss) income per share (Diluted)	$(0.38)	$0.11	$(6.63)	$(0.47)

Funds From Operations (FFO)
FFO per share (Basic)	$1.28	$1.67	$4.25	$5.24
FFO per share (Diluted)	$1.27	$1.66	$4.23	$5.18

Basic ownership interest
Weighted average REIT common shares for net income per share	64,114	63,949	64,099	63,971
Weighted average partnership units held by noncontrolling interests	4,182	4,088	4,175	4,104
Basic weighted average shares and units outstanding	68,296	68,037	68,274	68,075

Diluted ownership interest
Weighted average REIT common share and common share equivalents	64,923	64,809	64,766	65,145
Weighted average partnership units held by noncontrolling interests	4,182	4,088	4,175	4,104
Diluted weighted average shares and units outstanding	69,105	68,897	68,941	69,249

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2023	2022
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,090,370	$1,576,927
Building and improvements	3,605,247	4,903,776
Building leasehold and improvements	1,343,386	1,691,831
Right of use asset - operating leases	953,236	1,026,265
	6,992,239	9,198,799
Less: accumulated depreciation	(1,997,942)	(2,039,554)
	4,994,297	7,159,245
Cash and cash equivalents	189,750	203,273
Restricted cash	119,573	180,781
Investment in marketable securities	9,616	11,240
Tenant and other receivables	37,295	34,497
Related party receivables	9,723	27,352
Deferred rents receivable	262,808	257,887
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,638 and $1,811 in 2023 and 2022, respectively, and allowances of $13,520 and $6,630 in 2023 and 2022, respectively	334,327	623,280
Investments in unconsolidated joint ventures	3,152,752	3,190,137
Deferred costs, net	108,370	121,157
Other assets	472,071	546,945
Total assets	$9,690,582	$12,355,794

Liabilities
Mortgages and other loans payable	$1,518,872	$3,235,962
Revolving credit facility	400,000	450,000
Unsecured term loan	1,250,000	1,650,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(18,340)	(23,938)
Total debt, net of deferred financing costs	3,250,532	5,412,024
Accrued interest payable	17,934	14,227
Accounts payable and accrued expenses	146,332	154,867
Deferred revenue	136,063	272,248
Lease liability - financing leases	105,198	104,218
Lease liability - operating leases	887,412	895,100
Dividend and distributions payable	21,725	21,569
Security deposits	50,071	50,472
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	453,349	236,211
Total liabilities	5,168,616	7,260,936

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	248,222	269,993
Preferred units	166,501	177,943

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2023 and December 31, 2022	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,458 and 65,440 issued and outstanding (including 1,060 and 1,060 held in Treasury) at September 30, 2023 and December 31, 2022, respectively	656	656
Additional paid-in capital	3,813,758	3,790,358
Treasury stock at cost	(128,655)	(128,655)
Accumulated other comprehensive income	69,616	49,604
Retained earnings	62,406	651,138
Total SL Green Realty Corp. stockholders’ equity	4,039,713	4,585,033
Noncontrolling interests in other partnerships	67,530	61,889
Total equity	4,107,243	4,646,922
Total liabilities and equity	$9,690,582	$12,355,794

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2023	2022	2023	2022

Net (loss) income attributable to SL Green common stockholders	$(23,967)	$7,377	$(423,892)	$(28,748)
Add:
Depreciation and amortization	50,212	48,462	197,844	142,359
Joint venture depreciation and noncontrolling interest adjustments	76,539	63,890	211,222	185,352
Net (loss) income attributable to noncontrolling interests	(3,368)	(502)	(31,952)	438
Less:
Gain (loss) on sale of real estate, net	516	4,276	(27,813)	(61,104)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	—	(79)	(131)
Purchase price and other fair value adjustments	10,200	—	(6,813)	—
Depreciable real estate reserves	389	—	(305,527)	—
Depreciation on non-rental real estate assets	572	709	1,806	1,845
FFO attributable to SL Green common stockholders and unit holders	$87,739	$114,242	$291,648	$358,791

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2023	2022	2023	2022

Net (loss) income	$(21,694)	$12,211	$(439,279)	$(12,253)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	—	79	131
Purchase price and other fair value adjustments	(10,183)	1,117	6,987	7,348
(Gain) loss on sale of real estate, net	(516)	(4,276)	27,813	61,104
Depreciable real estate reserves	(389)	—	305,527	—
Depreciation and amortization	50,212	48,462	197,844	142,359
Interest expense, net of interest income	27,440	21,824	109,714	51,854
Amortization of deferred financing costs	2,152	2,043	6,327	5,908
Operating income	47,022	81,381	215,012	256,451

Equity in net loss from unconsolidated joint ventures	15,126	21,997	44,470	31,262
Marketing, general and administrative expense	22,873	21,276	69,132	69,574
Transaction related costs, net	166	292	1,083	321
Investment income	(9,689)	(29,513)	(27,849)	(69,808)
Loan loss and other investment reserves, net of recoveries	—	—	6,890	—
Non-building revenue	(4,616)	(13,707)	(32,533)	(35,585)
Net operating income (NOI)	70,882	81,726	276,205	252,215

Equity in net loss from unconsolidated joint ventures	(15,126)	(21,997)	(44,470)	(31,262)
SLG share of unconsolidated JV depreciation and amortization	71,248	60,453	196,752	177,908
SLG share of unconsolidated JV interest expense, net of interest income	73,470	55,247	199,205	147,820
SLG share of unconsolidated JV amortization of deferred financing costs	2,926	3,120	9,129	8,904
SLG share of unconsolidated JV loss on early extinguishment of debt	—	—	—	325
SLG share of unconsolidated JV investment income	(321)	(386)	(951)	(996)
SLG share of unconsolidated JV non-building revenue	(10,099)	(1,365)	(14,443)	(4,260)
NOI including SLG share of unconsolidated JVs	192,980	176,798	621,427	550,654

NOI from other properties/affiliates	(16,334)	(10,483)	(96,683)	(30,799)
Same-store NOI	176,646	166,315	524,744	519,855

Operating lease straight-line adjustment	204	204	611	611
SLG share of unconsolidated JV ground lease straight-line adjustment	161	192	535	577
Straight-line and free rent	(1,592)	(1,624)	(8,895)	(4,666)
Amortization of acquired above and below-market leases, net	13	13	40	(35)
SLG share of unconsolidated JV straight-line and free rent	(2,502)	(10,369)	(17,649)	(40,774)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,517)	(4,496)	(13,384)	(13,417)
Same-store cash NOI	$168,413	$150,235	$486,002	$462,151

Lease termination income	(2,082)	(531)	(2,599)	(1,194)
SLG share of unconsolidated JV lease termination income	(1,159)	(65)	(1,910)	(8,445)
Same-store cash NOI excluding lease termination income	$165,172	$149,639	$481,493	$452,512

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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